EXHIBIT 10.64

SEPARATION AGREEMENT
AND GENERAL RELEASE

This Separation Agreement and General Release (“Release”) is executed and delivered by William J. Lingard (“Employee”) and on behalf of URS Corporation, a Delaware corporation, to and for the benefit of URS Corporation and any parent, subsidiary or affiliated corporation or related entity of URS Corporation (collectively, “Company”).

Employee and the Company confirm and acknowledge that Employee has resigned from all his positions as an officer and employee of the Company and that Employee’s last day of work with the Company and his employment termination date was February 10, 2014.  Employee’s employment termination constitutes a “Separation from Service” and will be deemed to be a termination for a reason other than “Cause” or “Disability,” as such terms are defined in the Employment Agreement entered into as of October 1, 2013, between Employee and the Company (the “Agreement”).  Employee hereby confirms that he has resigned from any and all positions Employee held as director, officer, employee, advisor, trustee, nominee, agent for service of process, attorney-in-fact or similar position with respect to any URS Entity (as defined in the Agreement), with all such resignations effective upon Employee’s employment termination date.

If on or within twenty-one (21) days after Employee’s employment termination date, Employee executes and returns to the Company this Release, allows it to become effective, and does not subsequently revoke it, then the Company will provide Employee with the following:

(a)
In full satisfaction of any claims Employee may have under the terms of the Agreement, the Company will provide Employee the Severance Payment and Severance Benefits defined in Sections 7(a)(i) and 7(a)(ii) of the Agreement, as set forth in and subject to the terms and conditions of the Agreement, provided that because the Company has determined that Employee was a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended, at the time of Employee’s Separation from Service, the Severance Payment shall be made in a lump sum on the date that is six (6) months and one (1) day following the date of such Separation from Service;

(b)
Provided that Employee continues to fully comply with all the terms of this Release, the Company shall pay Employee an amount equal to $800,000, subject to standard withholdings, in ten (10) equal monthly installments payable prior to the end of each calendar month remaining in 2014, commencing with March 2014 and ending with December 2014; and

(c)
Provided that Employee has fully complied with all the terms of this Release, the Company shall pay Employee an amount in a lump sum equal to $200,000, subject to standard withholdings, within five (5) business days following the first anniversary of his Separation from Service.

i

In exchange for the consideration provided to Employee under this Release to which Employee would not otherwise be entitled, the sufficiency of which Employee hereby acknowledges, Employee hereby fully, finally, completely and generally releases, absolves and discharges Company, its predecessors, successors, subsidiaries, parents, related companies and business concerns, affiliates, partners, trustees, directors, officers, agents, attorneys, servants, representatives and employees, past and present, and each of them (hereinafter collectively referred to as “Releasees”) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, grievances, arbitrations, unfair labor practice charges, wages, vacation payments, severance payments, obligations, commissions, overtime payments, workers compensation claims, debts, profit sharing or bonus claims, expenses, damages, judgments, orders and/or liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown to Employee, which Employee now owns or holds or has at any time owned or held as against Releasees, or any of them, through the date Employee executes this Release (“Claims”), including specifically but not exclusively and without limiting the generality of the foregoing, any and all Claims arising out of or in any way connected to Employee’s employment with or separation of employment from Company, including any Claims based on contract, tort, wrongful discharge, fraud, breach of fiduciary duty, attorneys’ fees and costs, harassment, discrimination and retaliation in employment, any and all acts or omissions in contravention of any federal, state, provincial or local laws or statutes (including, but not limited to, federal or state securities laws, any deceptive trade practices act or any similar act in any other state and the Racketeer Influenced and Corrupt Organizations Act), and any right to recovery based on local, state, provincial or federal age, sex, pregnancy, race, color, national origin, marital status, religion, veteran status, disability, sexual orientation, medical condition, union affiliation or other anti-discrimination laws, including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (the “ADEA”), the Americans with Disabilities Act, the National Labor Relations Act, the California Fair Employment and Housing Act, and any similar act in effect in any jurisdiction applicable to Employee or Company, all as amended. Employee represents that as of Employee’s execution of this Release, Employee has been paid all wages owed, has received all the leave and leave benefits and protections for which Employee is eligible, pursuant to the Family and Medical Leave Act or otherwise, and has not suffered any on-the-job injury for which Employee has not already filed a claim. Notwithstanding the above, Employee is (a) not releasing any claim that cannot be waived under applicable state, provincial or federal law and (b) not releasing any rights that Employee has to be indemnified (including any right to reimbursement of expenses) arising under applicable law, the certificate of incorporation or by-laws (or similar constituent documents of the Company), any indemnification agreement between Employee and the Company, or any directors’ and officers’ liability insurance policy of the Company. Further, nothing in this Release shall prevent Employee from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or the California Department of Fair Employment and Housing, and any other administrative or government agency in any jurisdiction applicable to Employee or Company, except that Employee acknowledges and agrees that Employee shall not recover any monetary benefits in connection with any such claim, charge or proceeding with regard to any Claims released herein.

Employee acknowledges that payment of the Severance Payment and provision of the Severance Benefits, each as set forth above, fulfill and exceed all of the Company’s obligations to provide Employee any and all severance benefits for a termination for a reason other than “Cause” or “Disability” (as such terms are defined in the Agreement) pursuant to the Agreement, and that to the extent this Release differs from the Agreement with respect to the payment of any severance payments or provision of any severance benefits, this Release nevertheless supersedes the Company’s severance obligations to Employee under the Agreement.  Employee further acknowledge that upon receipt of the Severance Payment and Severance Benefits as provided above, the Company’s severance obligations to Employee under the Agreement shall be extinguished.  The payments under this Release shall fully discharge all responsibilities of the Company, URS Delaware, and their respective parent, subsidiary and affiliated corporations and related entities.  Employee acknowledges that, except as expressly provided in this Release, Employee has not earned and will not receive from the Company any additional compensation, severance, or benefits on or after Employee’s employment separation date, with the exception of any vested right Employee may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account).

During the time Employee is entitled to any Severance Payment or Severance Benefits, as defined and provided in the Agreement, or any of the other payments provided under this Release, Employee agrees (i) to assist, as reasonably requested by Company, in the transition of Employee’s responsibilities, (ii) not to, directly or indirectly, solicit or attempt to solicit any employee, independent contractor or consultant of Company to terminate or cease his, her or its relationship with Company in order to become an employee, consultant, or independent contractor to or for any other person or entity, and (iii) not to, directly or indirectly, work for (whether as an employee, advisor, director, consultant or in any other capacity), or accept employment, fees or any other form of compensation from, any other person, company or other entity that engages in activities or provides services that are substantially the same as or similar to the activities and services engaged in or provided by the Company in the geographic areas in which it operates as of the date of this Release; provided that, Employee may serve as a director of and receive compensation as a director from, one or more other companies with the prior consent of the Company, which consent shall not be unreasonably withheld.

Employee shall return to the Company all Company documents (and all copies thereof) and other Company property in Employee’s possession or control, including, but not limited to, Company files, notes, financial and operational information, customer lists and contact information, product and services information, research and development information, drawings, records, plans, forecasts, reports, payroll information, spreadsheets, studies, analyses, compilations of data, proposals, agreements, sales and marketing information, personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computers, facsimile machines, printers, mobile telephones, tablets, handheld devices, and servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company and all reproductions thereof in whole or in part and in any medium.  Employee agrees to make a diligent search to locate any such documents, property and information within the timeframe referenced above.  In addition, if Employee has used any personally owned computer, server, or e-mail system to receive, store, review, prepare or transmit any confidential or proprietary data, materials or information of the Company, then Employee must provide the Company with a computer-useable copy of such information and then permanently delete and expunge such confidential or proprietary information from those systems without retaining any reproductions (in whole or in part); and Employee agrees to provide the Company access to Employee’s system, as requested, to verify that the necessary copying and deletion is done.

Employee agrees to cooperate with the Company in responding to the reasonable requests of the Company in connection with any and all existing or future litigation, arbitrations, mediations or investigations brought by or against the Company, or its current or former affiliates, agents, officers, directors or employees, whether administrative, civil or criminal in nature, in which the Company reasonably deems Employee’s cooperation necessary or desirable. In such matters, Employee agrees to provide the Company with reasonable advice, assistance and information, including offering and explaining evidence, providing sworn statements, and participating in discovery and trial preparation and testimony. Employee also agrees to promptly send the Company copies of all correspondence (for example, but not limited to, subpoenas) received by Employee in connection with any such proceedings, unless Employee is expressly prohibited by law from so doing. The failure by Employee to cooperate fully with the Company in accordance with this provision will be a material breach of the terms of this Agreement, which will excuse all commitments of the Company to provide severance or other benefits to Employee under any agreement. The Company agrees to reimburse Employee for all reasonable out-of-pocket expenses Employee incurs in connection with the performance of Employee’s obligations under this section; provided, however, that such expenses shall not include attorneys fees, foregone wages or payment for services provided under this section.

Without superseding any other agreements, including the Agreement, and obligations Employee has with respect thereto, (i) Employee agrees not to divulge or use, at any time, any information that might be of a confidential or proprietary nature relative to Company, and (ii) Employee agrees to keep confidential all information contained in this Release (except to the extent (A) Company consents in writing to disclosure, (B) Employee is required by process of law to make such disclosure and Employee promptly notifies Company of receipt by Employee of such process, or (C) such information previously shall have become publicly available other than by breach hereof on the part of Employee).

Employee acknowledges and agrees that neither anything in this Release nor the offer, execution, delivery, or acceptance thereof shall be construed as an admission by Company of any kind, and this Release shall not be admissible as evidence in any proceeding except to enforce this Release.

It is the intention of Employee in executing this instrument that it shall be effective as a bar to each and every claim, demand, grievance and cause of action hereinabove specified.  In furtherance of this intention, Employee hereby expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands, grievances and causes of action, if any, as well as those relating to any other claims, demands, grievances and causes of action hereinabove specified, and elects to assume all risks for claims, demands, grievances and causes of action that now exist in Employee’s favor, known or unknown, that are released under this Release. Employee represents that Employee is not aware of any claims other than the claims that are released by this instrument.  Employee acknowledges Employee may hereafter discover facts different from, or in addition to, those Employee now knows or believes to be true with respect to the claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, damages, judgments, orders and liabilities herein released, and agrees the release herein shall be and remain in effect in all respects as a complete and general release as to all matters released herein, notwithstanding any such different or additional facts.  Employee further acknowledges that Employee is familiar with the provisions of California Civil Code Section 1542, which states as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Employee, being aware of such Code section, hereby waives any rights Employee may have thereunder, as well as under any other statute or common law principle of similar effect.

If any provision of this Release or application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Release which can be given effect without the invalid provision or application.  To this end, the provisions of this Release are severable, and any provision hereof held invalid shall be deemed modified to effect the intent of this Release insofar as possible under applicable law.

Employee represents and warrants that Employee has not heretofore assigned or transferred or purported to assign or transfer to any person, firm or corporation any claim, demand, right, damage, liability, debt, account, action, cause of action, or any other matter herein released.

ADEA Notice To Employee

Since Employee is 40 years of age or older, the law requires that Employee be advised and Company hereby advises Employee in writing to consult with an attorney and discuss this Release before executing it.  Employee acknowledges Company has provided to Employee at least twenty-one (21) calendar days within which to review and consider this Release before signing it.

Should Employee decide not to use the full twenty-one (21) days, as applicable, then Employee knowingly and voluntarily waives any claims that Employee was not in fact given that period of time or did not use the entire twenty-one (21) days to consult an attorney and/or consider this Release.  Employee acknowledges that Employee may revoke this Release for up to seven (7) calendar days following Employee’s execution of this Release and that it shall not become effective or enforceable until such revocation period has expired.  Employee further acknowledges and agrees that such revocation must be in writing and delivered to Company in accordance with the Notice provision in the Agreement and must be received by Company as so addressed not later than midnight on the seventh (7th) day following Employee’s execution of this Release.  If Employee so revokes this Release, the Release shall not be effective or enforceable and Employee will not receive the monies and benefits described above.  If Employee does not revoke this Release in the time frame specified above, the Release shall become effective at 12:00:01 A.M. on the eighth (8th) day after it is signed by Employee.

Employee acknowledges that as part of this Release Employee is knowingly and voluntarily waiving and releasing any rights Employee may have under the ADEA (the “ADEA Waiver”).  Employee also acknowledges that the consideration given for the ADEA Waiver is in addition to anything of value to which Employee was already entitled.  Employee further acknowledges that Employee has been advised by this writing, as required by the ADEA, that Employee’s ADEA Waiver does not apply to any rights or claims that arise after the date Employee executes this Release.

PLEASE READ THIS ENTIRE GENERAL RELEASE CAREFULLY.  IT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

v

I have read and understood the foregoing General Release, have been advised to and have had the opportunity to discuss it with anyone I desire, including an attorney of my own choice, and I accept and agree to its terms, acknowledge receipt of a copy of the same and the sufficiency of the monies and benefits described above, and hereby execute this Release voluntarily and with full understanding of its consequences.

/s/ William J. Lingard
William J. Lingard

Date:	February 11, 2014

Acknowledged and Agreed

URS Corporation, a Delaware corporation

/s/ Joseph Masters
Joseph Masters
Vice President